EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

In connection with the Annual Report of Sanderson Farms, Inc. (the “Company”) on Form 10-K for the year ended October 31, 2012 (the “Report”), I, Joe F. Sanderson, Chairman and Chief Executive Officer of the Company, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joe F. Sanderson, Jr.
Joe F. Sanderson, Jr. Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

December 18, 2012

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